EXHIBIT 1.1

eCOST.com, Inc.

3,150,000 Shares of Common Stock

(Plus an Option to Acquire Up to 315,000 Shares to Cover Overallotments)

Underwriting Agreement

, 2004

William Blair & Company, L.L.C.

ThinkEquity Partners LLC

Merriman Curhan Ford & Co.

As Representatives of the Several

Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Section 1. Introductory. eCOST.com, Inc. (“Company”), a Delaware corporation, and a wholly-owned subsidiary of PC Mall, Inc., a Delaware corporation (“PC Mall”), has an authorized capital stock consisting of 20,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), of which 14,000,000 shares are outstanding as of the date of this Agreement. Subsequent to the effectiveness of the Charter Amendment described below, the Company proposes to issue and sell 3,150,000 shares of its authorized but unissued Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. Such total of 3,150,000 shares of Common Stock proposed to be sold by the Company is hereinafter referred to as the “Firm Shares.” In addition, the Company proposes to grant to the Underwriters an option to purchase up to 315,000 additional shares of Common Stock (“Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

Subsequent to the date hereof and prior to the closing on the First Closing Date (as defined herein) the Company will file an amended and restated certificate of incorporation with the Secretary of State of Delaware (the “Charter Amendment”) which, among other things, will cause the Company to have authorized capital stock comprised solely of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share. All references in this Agreement to “Common Stock”, “Firm Shares”, “Option Shares” or “Shares” shall from and after the effective time of the Charter Amendment, refer to the shares of Common Stock under the Company’s amended and restated certificate of incorporation (as adjusted to reflect any stock split effect in connection with the offering contemplated by the Registration Statement hereinafter defined).

As part of the offering contemplated by this Agreement, the Underwriters agree to reserve out of the Shares to be sold pursuant to this Agreement, up to 94,500 of the Firm Shares for sale to employees, relatives of executive officers, and business associates of the Company (“Participants”), as set forth in the Registration Statement hereinafter defined and Prospectus herein defined (“Directed Share Program”). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (“Directed Shares”) will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

Under no circumstances will any Underwriter be liable to the Company or to any of the Participants for any action taken or omitted to be taken other than any such action or inaction resulting from the bad faith, willful misconduct or gross negligence of such Underwriter in connection with the transactions effected with regard to any of the Participants.

You have advised the Company and PC Mall that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement as hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, PC Mall and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (“Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, PC Mall and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Underwriting Agreement (this “Agreement”), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company and PC Mall hereby confirm their agreements with the Underwriters as set forth below.

Section 2. Representations and Warranties of the Company and PC Mall. The Company and PC Mall jointly and severally represent and warrant to each Underwriter as of the date hereof, as of each Closing Date referred to in Section 5 hereof, and agree jointly and severally with each Underwriter, as follows:

(a) A registration statement on Form S-1 (File No. 333-115199) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless indicated to the contrary all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Without limiting the foregoing, (i) if the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus and (ii) if the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement,” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall, as the context requires, refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to “Prospectus” shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (“Rule 434 Prospectus”). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”

(b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor PC Mall makes any representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with the information specified in Section 4 of this Agreement.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified or licensed to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which business is conducted and such qualification or license is required except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company or upon the Company’s ability to perform its obligations under this Agreement or the validity or consummation of the transactions contemplated hereby (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or license, except as would not have a Material Adverse Effect. The Company owns no capital stock or other beneficial interest in any corporation, limited liability company, partnership, joint venture or other entity.

(d) As of the date of this Agreement, the authorized, issued and outstanding capital stock of the Company is set forth in the column entitled “actual” under the caption “Capitalization” in the Prospectus. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company and no outstanding security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company, and there is no commitment, plan or arrangement to issue such a security or instrument (except in each case for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans described in the Prospectus or pursuant to the exercise of convertible securities or options described in the Prospectus).

(e) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and (i) will conform to the description thereof contained in the Prospectus, (ii) will be free of any Encumbrance (hereinafter defined) or preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company’s certificate of incorporation or bylaws (together referred to as “Charter Documents”), the Order or Regulation of any Governmental Authority, Contract (as these terms are hereinafter defined) or otherwise, (iii) will not be subject to any voting trust arrangements and (iv) will be approved for listing on the Nasdaq National Market, subject to notice of issuance.

(f) This Agreement and the Pricing Agreement (upon the execution and delivery thereof) have been duly executed and delivered by the Company, and are legal, valid and binding agreements of the Company, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act; the making and performance by the Company of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein or therein have been duly authorized by all necessary corporate action and will not violate any provision of the Company’s Charter Documents and, except to the extent such default, breach, violation or circumstance of contravention, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect, do not and will not result in the breach, violation or contravention of (i) any provision of any contract, agreement, lease, franchise, license, loan agreement, credit agreement, promissory note, indenture, mortgage, deed of trust, instrument or other obligation (collectively, “Contract”) to which the Company is a party or by which the Company or its property may be bound or affected, or (ii) any consent, decree, writ, judgment, award, injunction or order (collectively, “Order”) or statute, law, rule, regulation, permit, authorization, approval or registration (collectively “Regulation”) applicable to the Company or its property of any court, arbitration authority or other alternative dispute forum, government or governmental department, agency, board, commission, bureau or instrumentality or other regulatory authority or body, (in each case whether foreign, federal, state, local or otherwise and collectively referred to as a “Governmental Authority”) having jurisdiction over the Company or any of its properties.

(g) The accountants who have expressed their opinions with respect to the financial statements and schedule included in the Registration Statement are independent accountants as required by the 1933 Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission thereunder.

(h) The financial statements and schedule of the Company included in the Registration Statement and Prospectus, including the notes thereto, present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein. The other financial and statistical information and data set forth in the Registration Statement and Prospectus, including the financial information set forth under “Summary Financial and Operating Data” and “Selected Financial and Operating Data,” present fairly in all material respects on the basis stated in the Prospectus, the information set forth therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and Prospectus and the books and records of the Company. The pro forma and as adjusted information included in the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

(i) The Company is not in violation of its Charter Documents or in default, violation or contravention under any Order of any Governmental Authority; the Company is not in default, breach, violation or contravention with respect to any material provision of any Contract to which it is a party or by which its property may be bound or affected; and there does not exist any state of facts which constitutes an event of default, breach, violation or contravention under or of such Contracts or which, with notice or lapse of time or both, would constitute such an event of default, breach, violation or contravention, in each case, except for defaults, breaches, violations or circumstances of contravention which neither singly nor in the aggregate are material to the Company or could reasonably be expected to have a Material Adverse Effect.

(j) There are no material legal or Governmental Authority proceedings pending, or to the Company’s knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has designed and established, and is maintaining, (i) “disclosure controls and procedures” (as defined by Exchange Act Rule 13a-15) and (ii) “internal controls and procedures for financial reporting” (as defined by Exchange Act Rule 13a-15).

(l) Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to registration thereof or any person having preemptive rights or rights of first refusal to purchase Common Stock and none of such rights to registration may be exercised with respect to the offering being made by the Prospectus.

(m) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere disclosed in the Prospectus), subject to no lien, security interest, mortgage, pledge, charge or encumbrance of any kind (collectively, “Encumbrance”) except those, if any, reflected in such financial statements (or elsewhere disclosed in the Prospectus) or which are not material to the Company. The Company holds its leased properties under valid and binding leases. The Company has not received any notice of any claim adverse to its ownership of any property of any claim against the continued possession of any property, whether owned or held under lease or sublease by the Company.

(n) The Company has not taken and will not take during the Offering (including any time after the effective date of the Registration Statement during which the Underwriters are deemed to be making a public offering of the Shares), directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company’s board of directors has not declared any dividend on its capital stock other than the Stock Dividend and the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise), or results of operations, nor any material change in its capital stock, short-term debt or long-term debt. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material change in the Company’s business strategies from those described in the Prospectus and no such change is presently contemplated. Except as disclosed in writing to the Representatives and their counsel prior to the date hereof, the Company has not received notice (either formally or informally) of an adverse change in or termination of, the Company’s business relationship with any manufacturer, distributor or vendor (whether of private label brand, national brand name or otherwise) or with any sales representative of the Company, which change(s) or termination(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

(p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Except as disclosed in the Prospectus, there are no relationships, direct or indirect, or related-party transactions involving the Company or any other person that are required to be described in the Registration Statement or the Prospectus.

(q) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of, and the Company has not infringed, misappropriated or otherwise conflicted with Trade Rights of any third parties, which infringement(s), misappropriation(s) or conflict(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

(r) No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent.

(s) The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company are, to the best of the Company’s knowledge, in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company. The Company does not have and has never had any “defined benefit plan” as defined under ERISA.

(t) The conduct of the Company’s business is in compliance in all respects with applicable federal, state, local and foreign Regulations (including, without limitation, all applicable effective provisions of the Sarbanes-Oxley Act of 2002), except where the failure(s) to be in compliance, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received notice of, any material violation or alleged material violation by the Company of any such Regulations.

(u) All offers and sales of the Company’s securities prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act or were registered in accordance with the provisions of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities laws.

(v) Except as described in the Prospectus, the Company has accurately prepared and timely filed all necessary foreign, federal and state and income, franchise, value-added, sales and use and similar tax returns and paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect.

(w) A registration statement on Form 8-A relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder and no amendment to such registration is or will be required upon the consummation of the transactions contemplated hereby. The Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

(x) The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(y) The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, general liability, and Directors and Officers liability coverage (which shall be applicable to the offering contemplated hereby).

(z) Except as disclosed in the Prospectus, pursuant to the Loan and Security Agreement, dated March 7, 2001, between Congress Financial Corporation (Western) and PC Mall, Inc. (formerly IdeaMall, Inc.) and certain subsidiaries of PC Mall, as amended to date, and pursuant to the Wholesale Financing Agreement between PC Mall, its subsidiaries and GE Commercial Distribution Finance Corporation dated March 17, 2003, as amended to date, the Company is not currently prohibited, directly or indirectly, from paying any dividends to its stockholders, from making any other distribution on its capital stock, from repaying to any lender or third party extending credit any loans or advances to it or from transferring any of its property or assets and to the Company’s knowledge no such prohibition is threatened or proposed.

(aa) Neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any employee of any Governmental Authority or any official of, or candidate for, any federal, state or foreign office in violation of any Regulation or of the character required to be disclosed in the Prospectus.

(bb) The Charter Amendment (i) has been duly authorized and approved by all necessary corporate, board and stockholder action, (ii) will be filed with the Secretary of State of Delaware on or before the closing on the First Closing Date, (iii) requires no governmental or third party consent or approval prior to its becoming effective, and (iv) will be in full force and effect before the closing on the First Closing Date. The stock dividend declared and paid prior to the date hereof comprised of 0.4 additional shares of Common Stock per share of Common Stock outstanding on the record date for such dividend (the “Stock Dividend”) (i) was duly authorized and approved by all necessary corporate and board action and (ii) required no governmental or third party consent or approval. The filing and effectiveness of the Charter Amendment does not and the declaration and payment of the Stock Dividend did not (x) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any Contract which the Company is bound or to which any of the property or assets of the Company is subject, other than such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect, (y) result in any violation of the provisions of the Charter Documents, or (z) result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or its properties. Immediately subsequent to the filing of the Charter Amendment, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

(cc) Each of the agreements listed on Schedule C attached hereto (the “Inter-Company Agreements”) to which the Company is a party (i) has been duly authorized by all necessary corporate and stockholder action, (ii) has been, or prior to the closing on the First Closing Date will be, duly executed and delivered by the Company, (iii) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies. The execution, delivery and enforceability of each of the Inter-Company Agreements, and the performance by the Company of its obligations thereunder, will not (i) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any Contract to which the Company was or is bound or to which any of its property or assets was or is subject, (ii) result in any violation of the provisions of the Charter Documents of the Company, or (iii) result in any violation of the provisions of any Regulation or Order of any Governmental Authority having jurisdiction over the Company or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; the Inter-Company Agreements are, or prior to the closing on the First Closing Date will be, in full force and effect, and neither the Company nor any of the other parties thereto is in breach or default of its obligations thereunder (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default thereunder).

(dd) No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement, the Pricing Agreement, the Inter-Company Agreements or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state or province securities laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (“NASD”).

(ee) The Company has not offered, or caused the Underwriters to offer, any securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, vendor, strategic partner or supplier of the Company to alter such party’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Section 3. Representations, Warranties and Covenants of PC Mall.

(a) PC Mall represents and warrants to, and agrees with, the Company and each Underwriter as of the date hereof and as of each Closing Date referred to in Section 5 hereof, as follows:

(i) PC Mall has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(ii) All of the issued and outstanding shares of capital stock of the Company are owned directly by PC Mall, free and clear of all Encumbrances except as described in the Prospectus;

(iii) This Agreement, the Pricing Agreement and the lock-up letter agreement in substantially the form attached hereto as Exhibit C (upon the execution and delivery thereof) have been duly executed and delivered by PC Mall and are legal, valid and binding agreements of PC Mall, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act; the making and performance by PC Mall of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein or therein have been duly authorized by all necessary corporate action on the part of PC Mall and will not violate any provision of PC Mall’s certificate of incorporation or by-laws and, except to the extent such default, breach, violation or circumstance of contravention, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise) or results of operations of PC Mall or upon PC Mall’s ability to perform its obligations under this Agreement or the validity or consummation of the transactions contemplated hereby, do not and will not result in the breach, violation or contravention of (i) any provision of any material Contract to which PC Mall or any of its subsidiaries is a party or by which PC Mall or any of its subsidiaries or any of their property may be bound or affected, or (ii) any Order or Regulation applicable to PC Mall or any of its subsidiaries or any of their property of any Governmental Authority having jurisdiction over PC Mall or any of its subsidiaries or any of their properties;

(iv) Neither PC Mall nor any of its affiliates has taken, or will take during the Offering (including any time after the effective date of the Registration Statement during which the Underwriters are deemed to be making a public offering of the Shares), directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(v) Each of the agreements listed on Schedule C attached hereto (the “Inter-Company Agreements”) to which PC Mall is a party (i) has been duly authorized by all necessary corporate and stockholder action, (ii) has been, or prior to the closing on the First Closing Date will be, duly executed and delivered by PC Mall, (iii) constitutes a valid and binding obligation of PC Mall enforceable in accordance with its terms, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act. The execution, delivery and enforceability of each of the Inter-Company Agreements, and the performance by PC Mall of its obligations thereunder, will not (i) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any Contract to which PC Mall was or is bound or to which any of its property or assets was or is subject, (ii) result in any violation of the provisions of the Charter Documents of PC Mall, or (iii) result in any violation of the provisions of any Regulation or Order of any Governmental Authority having jurisdiction over PC Mall or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect upon the condition (financial or otherwise) or results of operations of PC Mall or upon PC Mall’s ability to perform its obligations under this Agreement or the validity or consummation of the transactions contemplated hereby; the Inter-Company Agreements are, or prior to the closing on the First Closing Date will be, in full force and effect, and neither PC Mall nor any of the other parties thereto is in breach or default of its obligations thereunder (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default thereunder).

(b) Any certificate signed by or on behalf of PC Mall and delivered to the Representatives or to Underwriters’ counsel shall be deemed to be a representation and warranty by PC Mall to each Underwriter as to the matters covered thereby.

Section 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and PC Mall that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and the expected delivery date of shares and (b) all of the paragraphs under the caption “Underwriting” in the Prospectus except paragraphs 7, 8, 9 and 16 comprise the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

Section 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase 3,150,000 Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Shares set forth opposite the name of such Underwriter in Schedule A hereto. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 a.m., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12 of this Agreement) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 a.m., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representatives at 10:00 a.m., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above to an account designated by the Company prior to the First Closing Date.

In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 315,000 Option

Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 a.m., Chicago time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company and PC Mall that each Underwriter has authorized you to accept delivery of its Shares and to make payment and to acknowledge receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

Section 6. Covenants of the Company and PC Mall. The Company and PC Mall, where applicable in subsections (n) and (r) below only, jointly and severally covenant and agree with each Underwriter that:

(a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with

Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

(d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company will promptly advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance reasonably satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment or supplement which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(e) The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

(g) As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state securities and blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(j) During the period of two years hereafter, the Company will furnish you and each of the other Underwriters upon request with a copy of (i) each publicly available report filed by the Company with the Commission, any securities exchange, any national securities association or the NASD and (ii) each report of the Company mailed to stockholders generally, in each case subject to the limitations of Regulation FD.

(k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 under the 1933 Act.

(m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq Stock Market, Inc. (“Nasdaq”) which may from time to time be applicable to the Company and will file with the Commission such information as may be required by Rule 463 under the 1933 Act.

(n) The Company agrees not to sell, contract to sell or otherwise dispose of, or file a registration statement with the Commission with respect to, any Common Stock or securities convertible into Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C., except (i) in connection with the offering of the Shares, (ii) the grant, in the ordinary course of business, to employees and/or directors of options to purchase shares of Common Stock pursuant to the reservations, agreements or employee benefit plans described in the Prospectus or (iii) issuances, if any, pursuant to the exercise options or conversion of convertible securities described in the Prospectus whether outstanding as of the date of the Prospectus or granted or issued subsequent to such date. At or before the time the Pricing Agreement is executed, the Company shall deliver to you a letter (a) substantially in the form of Exhibit B hereto from each of the Company’s executive officers, directors and option holders and (b) substantially in the form of Exhibit C hereto from PC Mall.

(o) The Company agrees to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statement of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail.

(p) The Company will list the Shares on the Nasdaq National Market and the Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

(q) Prior to the Closing on the First Closing Date, (i) the Company shall file the Charter Amendment with the Secretary of State of Delaware; and (ii) each of the Company and PC Mall shall execute and deliver each of the Inter-Company Agreements.

(r) Prior to the First Closing Date, neither the Company nor PC Mall will issue any press release or other communication to the public, directly or indirectly, with respect to the Company or with respect to its financial condition, results of operations, business, properties, assets or liabilities or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

Section 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and any blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters not to exceed $15,000) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD, (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, and (iv) all costs, fees, expenses and disbursement of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. The provisions of this Section shall not affect any agreement which the Company and PC Mall may make for the allocation or sharing of such expenses and costs.

Section 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and, to the extent the Underwriters have elected to purchase the Option Shares but only to the extent of such election, the Option Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and PC Mall herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and PC Mall of their respective obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 p.m., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 p.m., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, PC Mall or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b) The Shares shall have been qualified for sale under state and foreign securities laws and the blue sky laws of such jurisdictions as shall have been specified by the Representatives.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters, exercising reasonable judgment. Prior to the Closing on the First Closing Date, (i) the Charter Amendment shall have become effective in all respects and (ii) each of the Inter-Company Agreements shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

(d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion of Morrison & Foerster LLP, counsel for the Company and PC Mall, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation, and is in good standing as such, in the States of California and Tennessee;

2) the Charter Amendment and the Stock Dividend were authorized by all necessary corporate action (including, without limitation, stockholder approval) on the part of the Company; to such counsel’s knowledge, all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Charter Amendment were obtained, other than such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the Charter Amendment and Stock

Dividend did not and will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of the Company or by which the property of the Company is bound, (ii) violate or contravene any of the provisions of the certificate of incorporation or by-laws of the Company or (iii) violate of any statute, rule or regulation known by such counsel to be customarily applicable to transactions such as the Charter Amendment or the Stock Dividend or order known to such counsel of any regulatory or governmental authority having jurisdiction over the Company or any of its properties, except, in the case of other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; the Charter Amendment and such other documents as are required by the Delaware General Corporation Law to be filed with the Secretary of State of Delaware have been duly filed, and the Charter Amendment became effective in accordance with all applicable laws;

3) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to stock options, warrants or other rights referred to in the Prospectus) conforms in all material respects to the description thereof contained under the heading “Description of Capital Stock” in the Prospectus; and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and, to such counsel’s knowledge, are fully paid and nonassessable;

4) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares will be duly authorized and validly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights;

5) the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), as of the effective date thereof, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the 1933 Act (except for the financial statements, supporting schedules, footnotes and other statistical and financial data, or industry data attributed to an identified source included therein and the information specified in Section 4 of this Agreement, as to which such counsel need express no opinion); and such counsel does not know of any legal or governmental proceedings pending or threatened against the Company required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

6) the statements under the captions “Management—Employee Benefit Plans—Treatment of Outstanding PC Mall Options,” “Management—Employee Benefit Plans—1999 Stock Incentive Plan,” “Management—Employee Benefit Plans—2004 Stock Incentive Plan,” “Management—Employee Benefit Plans—2004 Non-Employee Director Stock Option Program,” “Management—Employment Agreements and Change-in-Control Arrangements,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Certain Relationships and Related Transactions” (except for the first three paragraphs therein and the sections entitled

“— Historical Agreements with PC Mall” and “—Other Relationships” therein) in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder;

7) this Agreement and the Pricing Agreement and the performance of the Company’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the transactions contemplated by this Agreement or the Pricing Agreement (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD);

8) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of the Company or by which the property of the Company is bound, (ii) violate or contravene any of the provisions of the certificate of incorporation or bylaws of the Company, or (iii) violate any statute, rule or regulation known by such counsel to be customarily applicable to transactions of nature contemplated by this Agreement or order known to such counsel of any regulatory or governmental authority having jurisdiction over the Company or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect;

9) to such counsel’s knowledge, the Company is not (i) in violation of its charter or bylaws or (ii) in breach of, or in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a material breach of, or material default under) any agreement regarding the common stock of the Company or any indenture, lease, license, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company is a party or by which the Company’s properties may be bound or affected which has been identified to such counsel, where such violation, contravention, breach or default, individually or in the aggregate, would have a Material Adverse Effect;

10) except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue, or register pursuant to the 1933 Act, any shares of capital stock of the Company, in connection with the issuance and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement;

11) to such counsel’s knowledge, all sales of the Company’s capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities laws or blue sky laws;

12) this Agreement and the Pricing Agreement and the performance of PC Mall’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of PC Mall, and are legal, valid and binding agreements of PC Mall, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the execution, delivery, performance and enforcement of this Agreement and the Pricing Agreement or the consummation of the transactions contemplated hereby or thereby (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD);

13) the execution, delivery and performance of this Agreement will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of PC Mall or by which the property of PC Mall is bound, (ii) violate or contravene any of the provisions of the certificate of incorporation or bylaws of PC Mall, or (iii) violate any statute, rule or regulation known by such counsel to be customarily applicable to transactions of nature contemplated by this Agreement or order known to such counsel of any regulatory or governmental authority having jurisdiction over the Company or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on PC Mall;

14) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act;

15) each of the Inter-Company Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed;

16) the execution and delivery of each of the Inter-Company Agreements by the Company, and the performance by the Company of its obligations thereunder, will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of the Company or by which the property of the Company is bound, (ii) violate or contravene any of the provisions of the certificate of incorporation or bylaws of the Company, or (iii) violate any statute, rule or regulation known by such counsel to be customarily applicable to transactions of nature contemplated by this Agreement or order known to such counsel of any regulatory or governmental authority having jurisdiction over the Company or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect;

17) each of the Inter-Company Agreements has been duly authorized, executed and delivered by PC Mall or a subsidiary thereof (a “PC Mall Subsidiary”) and constitutes a valid and binding obligation of PC Mall or such PC Mall Subsidiary, enforceable in accordance with its terms, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies; and

18) the execution and delivery by PC Mall of each of the Inter-Company Agreements to which it is a party, and the performance by PC Mall of its obligations thereunder, will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of PC Mall or by which the property of PC Mall is bound, (ii) violate or contravene any of the provisions of the certificate of incorporation or bylaws of PC Mall, or (iii) violate any statute, rule or regulation known by such counsel to be customarily applicable to transactions of nature contemplated by this Agreement or order known to such counsel of any regulatory or governmental authority having jurisdiction over the Company or any of its properties, except, in the case of (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on PC Mall.

Such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters and with officers, employees and other representatives of the Company, PC Mall and their respective accountants, and counsel for the Underwriters concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, without having independently verified the accuracy, completeness or fairness of such statements. Such counsel shall state that based upon and subject to such information and participation, nothing came to the attention of such counsel that caused such counsel to believe that (i) the Registration Statement as of its effective date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus at the time it was filed with the Commission pursuant to Rule 424(b) under the Act and as of the date the of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and need not make any comment with respect to the financial statements, supporting schedules, footnotes, and other financial and statistical information, industry data attributed to an identified source or any information identified in Section 4 hereof, contained in the Registration Statement or Prospectus).

In rendering such opinion, such counsel may rely and state that they are relying upon the certificate of U.S. Stock Transfer Corporation, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (5) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company’s and PC Mall’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of competent local or foreign counsel, satisfactory to counsel to the Underwriters as to local or foreign legal matters in jurisdictions other than those in which they are licensed to practice and, as to factual matters (but not as to legal conclusions), on certificates of officers of the Company and PC Mall and of state officials, in which case their opinions are to state that they are so doing and copies of such opinions or certificates are to be attached to the opinions unless such opinions or certificates (or, in the case of certificates, the information therein) have been otherwise previously furnished to the Representatives and accurately identified in such opinions.

(ii) Such opinion or opinions of Sonnenschein Nath & Rosenthal LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

(iv) A certificate of the chief executive officer and the principal financial officer of PC Mall dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of PC Mall set forth in Sections 2 and 3 of this Agreement are true and correct as of such date and PC Mall has complied with all the agreements and satisfied all the conditions on the part of such entity to be performed or satisfied at or prior to such date.

(v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from PricewaterhouseCoopers LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vi) Prior to the time the Pricing Agreement is executed, there shall be delivered to you a lock-up letter (1) substantially in the form of Exhibit B hereto from each of the Company’s executive officers, directors and option holders and (2) substantially in the form of Exhibit C hereto from PC Mall.

(vii) Such further certificates and other documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and PC Mall without liability on the part of any Underwriter or the Company or PC Mall, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

Section 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or PC Mall to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

Section 10. Effectiveness of Registration Statement. You, the Company and PC Mall will use your, its and their reasonable best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

Section 11. Indemnification.

(a) The Company and PC Mall, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or PC Mall, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor PC Mall will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information with respect to which the Underwriters have made representations and warranties in Section 4 of this Agreement and (ii) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person who controls any Underwriter) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act provided that the limitation on indemnification provided in this Section 11(a)(ii) shall not apply if such Underwriter’s failure to deliver or provide a copy of the Prospectus resulted from the Company’s failure to furnish such Underwriter such Prospectus in the requisite quantity on a timely basis to permit such delivery or provision. In addition to their other obligations under this Section 11(a), the Company and PC Mall agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and PC Mall’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and PC Mall may otherwise have.

The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages and liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participants agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any such Underwriter.

Without limiting the full extent of the Company’s agreement to indemnify each Underwriter, as herein provided, or the Company’s other obligations hereunder, PC Mall’s aggregate liability under the indemnity agreements contained in this Section 11(a) and the contribution provisions contained in Section 11(d) of this Agreement shall not exceed $18,000,000.

(b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act and PC Mall, against any losses, claims, damages or liabilities to which the Company, any such director, officer or controlling person may or PC Mall become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information with respect to which the Underwriters have made representations and warranties in Section 4 of this Agreement; and will reimburse any legal or other expenses reasonably incurred by the Company, any such director, officer or controlling person, or PC Mall in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and PC Mall on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and PC Mall for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, PC Mall and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, PC

Mall and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, PC Mall and the Underwriters shall be deemed to be in the same proportion in the case of the Company and PC Mall as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and PC Mall and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by PC Mall or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, PC Mall and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(e) The provisions of this Section 11 shall survive any termination of this Agreement.

Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date or the Second Closing Date, as the case may be, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date or the Second Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or PC Mall, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11, 13 and 14 and as to all other provisions at 10:00 a.m., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday), but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and PC Mall or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

Section 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you and PC Mall or by you by notice to the Company and PC Mall at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or PC Mall to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or PC Mall (except to the extent provided in Section 11 hereof).

(b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on such exchanges, or (ii) a banking moratorium shall have been declared by Illinois, Delaware, New York or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or PC Mall (except to the extent provided in Section 11 hereof) or on the part of the Company to any Underwriter or PC Mall (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

Section 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of PC Mall, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or PC Mall, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

Section 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Mark L. Dosier, Sonnenschein Nath & Rosenthal LLP, 8000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at the corporate headquarters, 2555 West 190th Street, Suite 106, Torrance, California 90504, with a copy to Robert M. Mattson, Jr., Morrison & Foerster LLP, 19900 MacArthur Boulevard, 12th Floor, Irvine, California 92612; and if sent to PC Mall will be mailed, delivered or telegraphed and confirmed to PC Mall at its corporate headquarters, 2555 West 190th Street, Suite 201, Torrance, California 90504, with a copy to Robert M. Mattson, Jr., Morrison & Foerster LLP, 19900 MacArthur Boulevard, 12th Floor, Irvine, California 92612.

Section 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 18. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

Section 20. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflicts of laws.

Section 21. Consent to Jurisdiction. All judicial proceedings arising out of or relating to this Agreement and the Pricing Agreement may be brought in any state or federal court of competent jurisdiction in the State of Illinois, and by execution and delivery of this Agreement, the Company and PC Mall accept for themselves and in connection with their properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement.

Section 22. Interpretation of Certain Terms. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires. The word “including” shall mean “including, without limitation,” and thus indicate part of a larger whole; but shall not be interpreted as indicating the stated limits or extremes. Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 23. Counterparts. This Agreement may be executed in one or any number of counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument binding on all the parties hereto. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

***Remainder of Page Intentionally Left Blank***

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement to us, whereupon it will become a binding agreement among the Company, PC Mall and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

ECOST.COM, INC.

By:
Name:	Adam W. Shaffer
Title:	Chairman and Chief Executive Officer

PC MALL, INC.

By:
Name:	Frank Khulusi
Title:	Chairman of the Board, President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C. THINKEQUITY PARTNERS LLC MERRIMAN CURHAN FORD & CO.

As Representatives of the Several Underwriters Named in Schedule A

By:	William Blair & Company, L.L.C.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.
ThinkEquity Partners LLC
Merriman Curhan Ford & Co.
Total	3,150,000

SCHEDULE B

Comfort Letter for eCOST.com, Inc.

To Be Delivered By PricewaterhouseCoopers LLP

(1) They are independent public accountants with respect to the Company within the meaning of the 1933 Act.

(2) In their opinion the consolidated financial statements and schedules of the Company included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions “Summary Financial and Operating Data” and “Selected Financial and Operating Data” has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

(3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to the end of the most recently completed fiscal year of the Company, a reading of minutes of meetings of the stockholders and directors of the Company since the end of the most recently completed fiscal year, a reading of the latest available interim unaudited financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the amounts in “Summary Financial and Operating Data” and “Selected Financial and Operating Data” included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited financial statements or unaudited financial statements (as applicable) from which such amounts were derived and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company or any decrease (increase) in consolidated net current assets (total current liabilities) or any decrease in total stockholders’ equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

(4) If any pro forma financial information is included in the Prospectus, on the basis of reading such pro forma information, carrying out specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

(5) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company.

SCHEDULE C

AGREEMENTS

Description

Master Separation and Distribution Agreement dated                     , 2004 between the Company and PC Mall

Tax Allocation and Indemnification Agreement dated                     , 2004 between the Company and PC Mall

Employee Benefit Matters Agreement dated                     , 2004 between the Company and PC Mall

Administrative Services Agreement dated                     , 2004 between the Company and AF Services, Inc.

Product Sales, Inventory Management and Order Fulfillment Agreement dated                     , 2004 between the Company and AF     Services, Inc.

Information Technology Systems Usage and Services Agreement dated                     , 2004 between the Company and AF Services,     Inc.

AF Services Software License Agreement dated                     , 2004 between the Company and AF Services, Inc.

Amended and Restated Sublease Agreement dated                     , 2004 between the Company and PC Mall

Registration Rights Agreement dated                     , 2004 between the Company and PC Mall

EXHIBIT A

eCOST.com, Inc.

Shares of Common Stock

(Plus an Option to Acquire Up to                     Shares to Cover Overallotments)

Pricing Agreement

, 2004

William Blair & Company, L.L.C.

ThinkEquity Partners LLC

Merriman Curhan Ford & Co.

    As Representatives of the Several

    Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated      , 2004 (the “Underwriting Agreement”) relating to the sale by the Company and PC Mall and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., ThinkEquity Partners LLC and Merriman Curhan Ford & Co. are acting as representatives (the “Representatives”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 5 of the Underwriting Agreement, the Company and PC Mall agree with the Representatives as follows:

1. The initial public offering price per share for the Shares shall be $            .

2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $            , being an amount equal to the initial public offering price set forth above less $             per share.

***Signature Page Follows***

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, PC Mall and the several Underwriters, including you, all in accordance with its terms. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Very truly yours,

ECOST.COM, INC.

By:
Name:	Adam W. Shaffer
Title:	Chairman and Chief Executive Officer

PC MALL, INC.

By:
Name:	Frank Khulusi
Title:	Chairman of the Board, President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

THINKEQUITY PARTNERS LLC

MERRIMAN CURHAN FORD & CO.

As Representatives of the Several Underwriters

By:	William Blair & Company, L.L.C.

By:
Name:
Title:

EXHIBIT B

eCOST.com, Inc.

Form of Lock-Up Agreement

                    , 2004

William Blair & Company, L.L.C.

ThinkEquity Partners LLC

Merriman Curhan Ford & Co.

    As Representatives of

    Several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

eCOST.com, Inc. 2555 West 190th Street Suite 106 Torrance, California 90504

Re:	eCOST.com — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that William Blair & Company, L.L.C. (“William Blair”), ThinkEquity Partners LLC and Merriman Curhan Ford & Co., as representatives of the underwriters to be named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eCOST.com, Inc., a Delaware corporation (the “Company”) and PC Mall, Inc., providing for a public offering of the Company’s common stock (the “Offered Shares”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) that will be filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters to enter into the Underwriting Agreement and in consideration of the agreement by the Underwriters to offer and sell the Offered Shares and in recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 180 days after the date of such final Prospectus (the “Lock-up Period”), the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, distribute, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock (“Common Stock”), or any options or warrants to purchase any shares of Common Stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, “Common Stock Equivalents”) held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus or, in the case of Common Stock, issued pursuant to a Common Stock Equivalent held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus (collectively the “Lock-up Shares”), (ii) enter into or establish any arrangement constituting a “put equivalent position,” as defined by Rule 16a-1(h) promulgated under the Securities Exchange Act of 1934, as amended, (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Lock-up Shares, (iv) exercise any registration rights with respect to any Common Stock or Common Stock Equivalents or (v) announce an intent to do any of the forgoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if the Lock-up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Lock-up Shares.

The restrictions in this agreement shall not apply to (a) any shares of common stock of PC Mall, Inc. (“PC Mall Stock”) or any options or warrants to purchase or any securities convertible into, exchangeable for or that represent the right to receive shares of PC Mall Stock or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering (as defined in the Underwriting Agreement).

Notwithstanding the foregoing, the undersigned may transfer any or all Lock-up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof have executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator, as the case may be, has executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of William Blair on behalf of the Underwriters. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee has executed and delivered to William Blair a written agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions. Following expiration of the Lock-up Period, it is understood and agreed that the undersigned may dispose of the Lock-up Shares free of any contractual obligation hereunder. Notwithstanding the foregoing, if, options for Common Stock held by the undersigned that are exercisable shall expire during the Lock-Up Period, unless exercised, the undersigned may exercise such options and sell the shares received upon exercise, to the extent necessary to satisfy obligations under a cashless exercise arrangement, without the consent of the Underwriters, provided the shares issued upon the exercise of such options shall be subject the terms of this letter agreement and deemed Lock-up Shares except to the extent sold pursuant to such cashless exercise.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the offering and the proposed public offering is still confidential. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. If for any reason the Underwriting Agreement shall be terminate or be terminated prior to payment for and delivery of the Offered Shares on the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

Name - Please Print or Type

[SIGN HERE]:

By:

Title, if any:

Date Signed:	, 2004

EXHIBIT C

eCOST.com, Inc.

Form of Lock-Up Agreement

                    , 2004

William Blair & Company, L.L.C.

ThinkEquity Partners LLC

Merriman Curhan Ford & Co.

    As Representatives of

    Several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

eCOST.com, Inc. 2555 West 190th Street Suite 106 Torrance, California 90504

Re:	eCOST.com — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that William Blair & Company, L.L.C. (“William Blair”), ThinkEquity Partners LLC and Merriman Curhan Ford & Co., as representatives of the underwriters to be named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eCOST.com, Inc., a Delaware corporation (the “Company”) and PC Mall, Inc., providing for a public offering of the Company’s common stock (the “Offered Shares”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) that will be filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters to enter into the Underwriting Agreement and in consideration of the agreement by the Underwriters to offer and sell the Offered Shares and in recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 180 days after the date of such final Prospectus (the “Lock-up Period”), the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, distribute, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock (“Common Stock”), or any options or warrants to purchase any shares of Common Stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, “Common Stock Equivalents”) held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus or, in the case of Common Stock, issued pursuant to a Common Stock Equivalent held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus (collectively the “Lock-up Shares”), (ii) enter into or establish any arrangement constituting a “put equivalent position,” as defined by Rule 16a-1(h) promulgated under the Securities Exchange Act of 1934, as amended, (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Lock-up Shares, (iv) exercise any registration rights with respect to any Common Stock or Common Stock Equivalents or (v) announce an intent to do any of the forgoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if the Lock-up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Lock-up Shares.

The restrictions in this agreement shall not apply to (a) any shares of common stock of PC Mall, Inc. (“PC Mall Stock”) or any options or warrants to purchase or any securities convertible into, exchangeable for or that represent the right to receive shares of PC Mall Stock, or (b) the announcement by the undersigned of a distribution of the Common Stock to the stockholders of the undersigned or the setting, declaration or announcement of a record date for any such distribution, provided that the distribution date shall not occur prior to the expiration of the Lock-Up Period.

Notwithstanding the restrictions contained herein, the undersigned may transfer any or all Lock-up Shares (i) to any parent, subsidiary or affiliate of the undersigned, or (ii) to any third party in connection with the sale of all (but not less than all) shares of the Common Stock owned by the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee has executed and delivered to William Blair a written agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions. Following expiration of the Lock-up Period, it is understood and agreed that the undersigned may dispose of the Lock-up Shares free of any contractual obligation hereunder.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the offering and the proposed public offering is still confidential. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns. If for any reason the Underwriting Agreement shall be terminate or be terminated prior to payment for and delivery of the Offered Shares on the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

PC MALL, INC.

By:
Name:	Frank Khulusi
Title:	Chairman of the Board, President and Chief Executive Officer